EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS
OF MACQUARIE BANK LIMITED

Macquarie Bank Limited (“Macquarie”) is a corporation organized under the laws of Australia.  Macquarie’s primary business is the provision of various banking and financial services.  The address of the principal business and principal office of Macquarie is Level 7, No. 1 Martin Place, Sydney, New South Wales 2000, Australia.

Name	Principal Occupation and Business Address	Citizenship
Directors
David Stuart Clarke	Member of the Board of Directors, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Mark Roderick Granger Johnson	Member of the Board of Directors, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Allan Edward Moss	Member of the Board of Directors, Member of the Executive Committee Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
John Geoffrey Allpass	Member of the Board of Directors, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian

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Peter Maxwell Kirby	Member of the Board of Directors, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Catherine Brighid Livingstone	Member of the Board of Directors, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Harry Keith McCann	Member of the Board of Directors, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
John Rodney Niland	Member of the Board of Directors, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Helen Marion Nugent	Member of the Board of Directors, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian

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Wallace Richard Sheppard	Member of the Executive Committee, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Andrew James Downe	Member of the Executive Committee, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Nicholas Robert Minogue	Member of the Executive Committee, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Nicholas William Moore	Member of the Executive Committee, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Peter James Maher	Member of the Executive Committee, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian

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James Kimberley Burke	Member of the Executive Committee, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Gregory Colin Ward	Member of the Executive Committee, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian
Michael Carapiet	Member of the Executive Committee, Macquarie Bank Limited Level 7, 1 Martin Place Sydney, New South Wales 2000 Australia	Australian